                                                                     EXHIBIT 1.1


                           NAM TAI ELECTRONICS, INC.

                               -----------------

                        STANDBY UNDERWRITING AGREEMENT

                                                           _________ ___, 1997

Joseph Charles & Associates, Inc.
As Representative of the Several Underwriters
9701 Wilshire Blvd.
Beverly Hills, California 90212

Dear Sirs:

      Nam Tai Electronics, Inc., a British Virgin Islands international business company (the "Company") is distributing to each holder of its Common Shares, par value $0.01 per share, on _______ __, 1997 (the "Record Date"), nontransferable rights (the "Rights") to subscribe for one Unit (individually, a "Unit" and collectively, the "Units") for every three Common Shares outstanding on the Record Date. Each shareholder who exercises the Rights granted to him will have the right to oversubscribe for Units (the "Oversubscription Right") in an amount not exceeding fourty (40%) of the number of Units actually subscribed for by that shareholder (the right to subscribe for Units, including the Oversubscription Right, is hereinafter referred to as the "Rights Offering"). The Company proposes to issue and sell to you that number of Units equal to 3,000,000 Units less the number of Units purchased by the Company's shareholders in the Rights Offering and to sell to you, at a price of $0.001 per warrant, warrants (the "Standby Underwriter's Warrants") to purchase 120,000 Units, which sale of Standby Underwriter's Warrants will be consummated in accordance with the terms and conditions of the Standby Underwriter's Warrant Agreement (the "Standby Underwriter's Warrant Agreement") filed as an exhibit to the Registration Statement described below.

      The Company has also agreed to sell to Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, at a price of $0.001 per warrant, warrants (the "Counsel's Warrants") to purchase 10,000 Units, which sale of Counsel's Warrants will be consummated in accordance with the terms and conditions of the Counsel's Warrant Agreement (the "Counsel's Warrant Agreement") filed as an exhibit to the Registration Statement described below. Each Unit shall consist of one Common Share, par value $0.01 of the Company (each, a "Common Share" and collectively, the "Common Shares") and one three-year Common Share purchase warrants (the "Warrants") exercisable on or before ________ __, 2000 in accordance with the terms and conditions of the Warrant Agreement (the "Warrant Agreement") attached as an exhibit to the Registration Statement described below. The Units to be purchased by the Standby Underwriter pursuant to this Standby Underwriting Agreement will be referred to herein as the "Underwritten Units." Unless the context otherwise provides, references in this Agreement to "Unit" shall refer to the Units issuable upon exercise of the Rights and the Units issuable upon exercise of the Standby Underwriter's Warrants; references to "Warrants" shall refer to the Warrants, the Standby Underwriter's Warrants and the Counsel's Warrants, references to "Common Shares" shall refer to the Common Shares of the Company outstanding on the Record Date or underlying the Units and the Warrants as the context indicates and "Securities" shall refer to the Units, the Warrants and the Common Shares.

      This is to confirm the agreement concerning the Underwriter's purchase of the underwritten Units from the Company.

      1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Underwriter that:

            (a) A registration statement on Form F-3 (File No. 333-_______) with respect to (i) the Rights, (ii) the Units, (iii) the Standby Underwriter's Units, (iv) the Counsel's Warrants and (v) the

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

      Common Shares issuable upon exercise the Warrants, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement and any amendments, and all forms of the related prospectuses contained therein, have been delivered to you or will be delivered to you concurrently with their filing with the Commission. Such registration statement, including the prospectus constituting a part thereof, Part II and all financial schedules and exhibits thereto, and any documents incorporated by reference therein, as amended at the time when it becomes effective, is herein referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission that discloses all the information that was omitted from the prospectus on the effective date pursuant to Rule 430A of the Rules and Regulations (as defined below), with any changes contained in any prospectus filed with the Commission by the Company with your consent after the effective date of the Registration Statement, is herein referred to as the "Final Prospectus." The prospectus included as part of the Registration Statement on the date when the Registration Statement became effective and the prospectus included in any post-effective amendment to such Registration Statement is referred to herein as the "Effective Prospectus"; any prospectus included in the Registration Statement and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a "Pre-Effective Prospectus." The Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus may sometimes hereinafter be referred to collectively as the "Prospectus." For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable.

            (b) No order preventing or suspending the use of any Pre-Effective Prospectus has been issued by the Commission, and each Pre-Effective Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any Pre-Effective Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you or on your behalf specifically for use in the preparation thereof.

            (c) When the Registration Statement becomes effective, and at all times subsequent thereto, the Registration Statement, any post-effective amendment thereto and the Effective Prospectus and the Final Prospectus, each as amended or supplemented, shall comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. No such document shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information furnished to the Company by you or on your behalf, specifically for use in the preparation thereof. There is no contract or document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

            (d) Price Waterhouse, whose report appears in the Effective Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations. The consolidated financial statements and Schedules (including the related notes) included in the Registration Statement or any Prospectus, present fairly, on the basis stated therein, the financial condition, the results of the operations and statements of cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods indicated. The selected consolidated financial data and summary consolidated financial information included in the Registration Statement and

--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      any Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements included in the Registration Statement and the Prospectus.

            (e) Each of the Company and its Subsidiaries (as defined in Section 12 hereof) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except to the extent that the failure to so qualify will not have a material adverse effect upon the business, condition (financial or other), operations or prospects upon the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), and each of the Company and its Subsidiaries holds all material licenses, certificates, permits, consents, orders and approvals or other authorizations from governmental authorities necessary to lease or own, as the case may be, and to operate their property and conduct their business as now conducted. Except as set forth in the Prospectus, the expiration of any such licenses, certificates and permits would not materially affect the operation of the Company and its Subsidiaries, taken as a whole. None of the activities or businesses of the Company or any of its Subsidiaries is in violation of any law, rule, regulation or order of the United States, Canada, the Colony of Hong Kong, the British Virgin Islands, the People's Republic of China, or any state, county, province, municipality or locality thereof, or of any agency or body of the United States, Canada, the Colony of Hong Kong, the British Virgin Islands, the People's Republic of China, or of any state, county, province, municipality or locality thereof or of any other foreign jurisdiction of which the Company or any of its Subsidiaries may be subject, other than violations which would not have a Material Adverse Effect.

            (f) The capitalization of the Company as of June 30, 1997 is as set forth under the caption "Capitalization" in the Prospectus, and the Rights, the Units, the Warrants and the Common Shares conform to the descriptions thereof contained under the caption "Description of Securities" in the Final Prospectus; the outstanding Common Shares of the Company have been, and the Common Shares underlying the Warrants, upon issuance and delivery to the holders thereof and payment therefor in the manner described in the Effective and Final Prospectus will be, duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens, encumbrances, equities and claims. Except as disclosed in or contemplated by this Agreement or the Lock-Up Agreement (as defined in Section 4(f) hereof), there are no preemptive rights or other rights to subscribe for or to purchase from the Company. or any restriction upon the voting or transfer of, any Common Shares of the Company pursuant to the Company's Memorandum of Association, Articles of Association or other governing documents or any agreement or other instrument to which the Company is a party or by which it is bound. Except as contemplated by this Agreement, the Warrant Agreement, the Standby Underwriter's Warrant Agreement or the Counsel's Warrant Agreement, none of the filing of the Registration Statement, the distribution of the Rights nor the offering or sale of the Securities as contemplated by this Agreement, the Warrant Agreement, the Standby Underwriter's Warrant Agreement or the Counsel's Warrant Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock of the Company, or any warrants, options or rights to acquire such capital stock. Except as set forth in Exhibit 22 of the Registration Statement, the Company owns all of the issued and outstanding shares of capital stock of each of the Subsidiaries and there are no rights to subscribe for or to purchase from the Company or any of its Subsidiaries any shares of capital stock of any of the Subsidiaries.

            (g) Except as described in or contemplated by the Effective and Final Prospectus, there has not been any material adverse change in, or any adverse development that materially affects, the business, properties, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, from the date as of which information is given in the applicable Prospectus; and except as


--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      described in or contemplated by the Effective and Final Prospectus, neither the Company nor any Subsidiary has, directly or indirectly, incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business, other than obligations related to the offer and sale of the Securities, or entered into any transactions not in the ordinary course of business, which are material to the business of the Company or such Subsidiary and required to be disclosed in the Prospectus. Except as described in or contemplated by the Final Prospectus, there has not been any material change in the capital stock of, or any incurrence of long-term debt by, the Company or its Subsidiaries, or any issuance or grant of options, warrants or rights to purchase the capital stock of the Company, or any declaration or payment of any dividend on the capital stock of the Company from the date as of which information is given in the Prospectus.

            (h) Neither the Company nor any of its Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement, the Warrant Agreement, the Standby Underwriter's Warrant Agreement or the Counsel's Warrant Agreement or consummation of the transactions contemplated hereby or thereby result in a violation of, or constitute a default under, the Memorandum of Association, Articles of Association or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their respective properties is subject, nor will the performance by the Company of its obligations hereunder, under the Warrant Agreement, the Standby Underwriter's Warrant Agreement or the Counsel's Warrant Agreement violate any law, rule, administrative regulation or decree of any court or any governmental agency or body have jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries, other than a lien, claim or encumbrance that would not have a Material Adverse Effect. Except for permits and similar authorizations required under the Securities Act and the securities or "blue sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement, the Warrant Agreement, the Standby Underwriter's Warrant Agreement or the Counsel's Warrant Agreement.

            (i) Each of this Agreement, the Warrant Agreement, the Standby Underwriter's Warrant Agreement and the Counsel's Warrant Agreement has been duly authorized by the Company; this Agreement has been duly executed and delivered by the Company; this Agreement constitutes and, when executed and delivered, the Warrant Agreement, the Standby Underwriter's Warrant Agreement and the Counsel's Warrant Agreement will constitute, the valid and binding agreement of the Company and each are enforceable against the Company in accordance with their respective terms except as rights to indemnity and/or contribution may be limited by federal or state securities laws or the public policy underlying such laws, and except as enforcement (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (j) The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries. Any real property and buildings held under lease by the Company or any of its Subsidiaries are held by them under valid and existing and enforceable leases subject to such exceptions as are not material or do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries or such exceptions that take into account the inherent difficulties of enforcing them because of the nature of the legal system governing the leases.

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

            (k) The Company and the Subsidiaries, taken as a whole, have not sustained since June 30, 1997 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Effective Prospectus and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Effective Prospectus and the Final Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Effective Prospectus and the Final Prospectus.

            (l) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or such Subsidiaries is subject or which is pending in which the Company has been served or, to the knowledge of the Company, is otherwise pending or threatened against the Company or any of its Subsidiaries which would have a Material Adverse Effect, or which is required to be disclosed in the Prospectus, and to the Company's knowledge no labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent which would have a Material Adverse Effect, or which is required to be disclosed in the Effective Prospectus and the Final Prospectus.

            (m) Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which any of them may be subject which violation would have a Material Adverse Effect.

            (n) The Company has not taken and shall not take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares of the Company to facilitate the sale of or resale of the Units or Securities covered thereby.

            (o) The Company and its Subsidiaries have timely (giving effect to permitted extensions) and properly prepared and filed all necessary income, franchise and other required tax returns whether required by the United States, Canada, the British Virgin Islands, the Colony of Hong Kong or the People's Republic of China or any other jurisdiction, and has paid all taxes shown as due thereon (other than such taxes, if any, owing by certain of the Subsidiaries that are dormant and without assets, the nonpayment of which would not have a Material Adverse Effect), and the Company has no knowledge of any tax deficiency that has been or might be asserted against the Company or its Subsidiaries which would have a Material Adverse Effect.

            (p) None of the Company, any of its Subsidiaries, nor to the Company's knowledge any officer, director, employee or agent acting on behalf of the Company or any of its Subsidiaries has at any time (i) made any contributions to any candidate for political office in violation of applicable law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or any of its Subsidiaries sells or from which the Company or any of its Subsidiaries buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company or any of its Subsidiaries, or (iv) except as set forth in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for

--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

            (q) Except as set forth in the Prospectus, the Company does not know of any claims for services in the nature of a finder's fee, consulting fee or brokerage fee with respect to this offering for which the Company, its Subsidiaries or the Standby Underwriter may be responsible.

            (r) The properties of the Company and its Subsidiaries are adequately insured against loss or damage by fire and there is maintained on such properties such other insurance as is prudent or customarily maintained by companies in the same or similar business and in the same or similar locality.

            (s) Except as described in the Effective and Final Prospectus, the Company or its Subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trademarks, service marks, trade names and copyrights necessary for the conduct of its business as described in the Effective and Final Prospectus; except as set forth in the Effective and Final Prospectus, neither the Company nor such Subsidiaries have received any notice of infringement of or conflict with, and to the best knowledge of the Company neither the Company nor its Subsidiaries is infringing or in conflict with, asserted rights of others with respect to any patents, patent fights, inventions, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            (t) The Warrants, the Standby Underwriter's Warrants and the Counsel's Warrants have been duly and validly authorized by the Company and upon delivery to you in accordance herewith will be duly issued and legal, valid and binding obligations of the Company.

            (u) The Common Shares underlying the Warrants, the Standby Underwriter's Warrants and the Counsel's Warrants have been duly authorized and reserved for issuance upon the exercise of the Warrants, the Standby Underwriter's Warrants and the Counsel's Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable Common Shares, free and clear of all liens, encumbrances, equities and claims.

            (v) There are no outstanding loans or advances or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries, or any of the members of the families of any of them, which are required by the Rules and Regulations to be described in the Registration Statement, Effective Prospectus and Final Prospectus except such that are so described.

            (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      2. PURCHASE BY THE UNDERWRITERS.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Standby Underwriter and the Standby Underwriter agrees to purchase from the Company. the Underwritten Units, at a price per Underwritten Unit equal to the lesser of per Unit, (x) $_________ per Unit,


--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      and (y) the closing bid price of the Common Shares on the NASDAQ National Market System on _______, 1997, the Expiration Date of the Rights Offering (the "Expiration Date"). The Standby Underwriter agrees to offer the Underwritten Units to the public as set forth in the Final Prospectus.

            (b) On the Closing Date, simultaneously with the purchase of the Underwritten Units, if any, by the Standby Underwriter, the Company shall pay to the Underwriter a Standby fee equal to four percent (4%) of the total gross proceeds (before payment of any fees or commissions payable hereunder or to any other third party) received by the Company from the sale of Units in the Rights Offering and from the sale of the Underwritten Units pursuant to this Agreement.

      3. DELIVERY OF AND PAYMENT FOR UNITS. Delivery of certificates for the Units to be purchased by the Standby Underwriter from the Company and payments therefor, shall be made at the offices of Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, 9th Floor, Beverly Hills, California 90212 (or such other place as mutually may be agreed upon), before 7:00 A.M., California time, on the sixth full Business Day following the Expiration Date or at such other date, not later than ten Business Days after such date, as shall be determined by agreement of the Company and the Standby Underwriter (the "Closing Date").

      Delivery of certificates representing the Underwritten Units shall be made by or on behalf of the Company to you, against payment of the purchase price therefor by certified or official bank check payable in Los Angeles Clearing House funds. The Certificates shall be registered in such names and denominations as you shall have requested at least two full Business Days prior to the Closing Date, and shall be made available for checking and packaging at a location as may be designated by you at least one full Business Day prior to the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Standby Underwriter.

      4. COVENANTS. The Company covenants and agrees with the Standby Underwriter that:

            (a) The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to the Rules and Regulations and to notify you promptly (in writing, if requested) of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Effective or Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement or Effective or Final Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Units; the Company shall prepare and file with the Commission from time to time any amendments of or supplements to the Registration Statement or Effective or Final Prospectus (or in lieu thereof, at the Company's option, a separate registration statement) which may be necessary or advisable to comply with the requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations as from time to time in force, so far as is necessary to permit the continuance of sales of Common Shares upon exercise of the Warrants and Standby Underwritten Warrants, until such time as all of the Warrants have been exercised or redeemed and all of the Units underlying the Standby Underwriter's Warrants and Counsel's Warrants have been issued and sold (but not more than three years, six months after the Closing
      Date); and the Company shall not file any amendment of or supplement to the Registration Statement or the Effective or Final Prospectus which is not approved by you after reasonable notice thereof, such approval not to be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by the Commission or any state or other regulatory body of and stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Pre-Effective Prospectus or the Effective or Final Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose, and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as

--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      soon as possible the lifting thereof.

            (b) The Company shall furnish to the Standby Underwriter, from time to time and without charge, a reasonable number of copies of the Registration Statement of which one for the Standby Underwriter and one for counsel to the Standby Underwriter shall be signed and shall include exhibits and all amendments and supplements to any such Registration Statement, in each case as soon as available and in such quantities as you may from time to time reasonably request.

            (c) Within the time during which a Final Prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as applicable, as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with Securities Act, the Company shall promptly notify you and the Company shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

            (d) The Company shall take or cause to be taken all necessary action and furnish to whomever you may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which you shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process, or subject itself to taxation as doing business in such jurisdiction.

            (e) The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the requirements of Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

            (f) For a period of 90 days following the Closing Date, the Company shall not, without your prior written consent, (i) purchase any Common Shares or other equity securities of the Company, or (ii) offer, issue, sell, transfer or otherwise dispose of, for value or otherwise, directly or indirectly (whether through the grant of options, warrants or otherwise), any Common Shares or other equity securities of the Company except (A) the Rights or the Securities, (B) in connection with acquisitions by the Company or pursuant to a stock option plan of the Company providing for the issuance of up to [300,000] Common Shares and the grant of options to officers, directors and employees under such plan at an exercise price no less than the exercise price of the Rights or (C) in a transaction which results in the shares so issued, sold, transferred or disposed of constituting "restricted securities" for purposes of Rule 144 of the Rules and Regulations. At or before the Closing Date, you shall receive from the officers, directors and certain principal shareholders designated by you, a written agreement (the "Lock-Up Agreement") not to offer, sell, transfer or otherwise dispose of, directly or indirectly, any of the Common Shares or other equity securities of the Company now owned, for a period of 90 days following the Closing Date, without your prior written consent; provided, however, that such persons may make private dispositions or gifts of such securities if such securities constitute "restricted securities" within the meaning of Rule 144 of the Rules and Regulations, in the hands of the acquiring persons, and if the acquiring persons agree in writing to be

--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      bound by the foregoing restrictions on transfer.

            (g) The Company shall not solicit Warrant exercises other than through the Standby Underwriter. Upon exercise of any Warrant by the holder thereof, the Company shall pay to the Standby Underwriter a fee in an amount equal to one percent (1%) of the aggregate exercise price of the Warrants so exercised, provided, that, (i) the market price of the Common Shares on the date the Warrant is exercised is greater than the then-exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the Warrant being exercised is not held in a discretionary account; (iv) disclosure of the compensation arrangements was made both at the time of the Rights Offering and at the time of the exercise of the Warrant; and (v) the solicitation of the exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act.

            (h) The Company shall apply the net proceeds of the sale of the Units as set forth in the Effective and Final Prospectus.

            (i) The Company shall pay or cause to be paid (i) all expenses (including stock transfer taxes) incurred in connection with the distribution of the Rights and the purchase, sale and delivery of the Units to its shareholders and the Standby Underwriter, as applicable, (ii) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Standby Underwriter not related to the matters set forth in Section 4(i)(iii) below)) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Pre-Effective Prospectus, the Effective and Final Prospectus as amended or supplemented and the printing, delivery and shipping of this Standby Underwriting Agreement and Selected Dealer Agreements and any letters transmitting the offering material to the Standby Underwriter or selling group members (including costs of mailing and shipment), (iii) all filing fees and up to $[2,500] for the payment of fees and disbursements of counsel to the Standby Underwriter incurred in connection with the qualification of the Units and the Securities under state securities laws as provided in Section 4(d) hereof; (iv) the filing fee of the National Association of Securities Dealers, Inc., (v) any applicable listing fees,
      (vi) the cost of printing certificates representing the Warrants and the Common Shares, (vii) the cost and charges of any transfer agent or registrar, (viii) the costs of a tombstone advertisement relating to the Rights Offering in the Wall Street Journal, national edition and The Investment Reporter, in each case in form and substance satisfactory to the Standby Underwriter, and of advertising undertaken at the Company's request, including all graphic slide costs (ix) the costs of preparing, printing and distributing bound volumes for the Standby Underwriter and its counsel, (x) all costs and expenses incurred by the Company in connection with travelling and attending meetings on the "road show" or other marketing expenses incurred in connection with distribution of the Rights and the Securities, (xi) the fee set forth in Section 2(b), and
      (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise provided for in this section. In addition, the Company shall also pay to you, at the Closing Date, a nonaccountable expense allowance equal to $ ________. If the sale of the Underwritten Units provided for herein is not consummated by reason of acts of the Company pursuant to Section 7(a) hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any of its agreements on its part to be performed or because any other condition of the Standby Underwriter's obligations hereunder is not fulfilled, the Company shall reimburse the Standby Underwriter for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) actually incurred by the Standby Underwriter in connection with the investigation, preparing to market and marketing of the Units or in contemplation of performing their obligations hereunder. If the sale of the Underwritten Units is not consummated because you determine, in your sole judgment, that market conditions are unsuitable for such offering, or if information comes to your attention (other than information contrary to the representations, warranties and covenants of the Company contained herein)


--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      relating to the Company, its Subsidiaries, their respective management personnel, or their position in the industry which could, in your sole judgment. preclude a successful offering of the Underwritten Units to the public, then the maximum amount to which you shall be entitled to reimbursement for your out-of-pocket expenses shall be $________. The Company shall not in any event be liable to the Standby Underwriter for loss of anticipated profits from the transactions covered by this Standby Underwriting Agreement. It is understood and agreed, however, that except as provided in this Section 4, the Standby Underwriter shall pay all of its expenses and costs, including the fees of its own counsel and advertising expenses or other expenses connected with any offers and/or sales of Underwritten Units they may make.

            (j) The Company, at its expense, shall furnish its shareholders with an annual report containing audited financial statements prepared in accordance with GAAP that have been reported on by its independent accountants, and, as soon as practicable after the end of each of the first three quarters of each fiscal year, a balance sheet, a statement of the Company's cash flows for such quarter, and a statement of the Company's operations for such quarter (which may be in condensed form), all in reasonable detail, and for five years after the Closing Date, at its expense, shall furnish you, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any Subsidiaries as at the end of such fiscal year, together with statements of income or operations, shareholders' equity and cash flows of the Company and any consolidated Subsidiaries, and of any non-consolidated significant Subsidiary, for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request.

            (k) So long as the Company has an active subsidiary or subsidiaries, the financial statements provided for in Section 4(j) will be on a consolidated basis to the extent the accounts of the Company and its Subsidiary or Subsidiaries are consolidated in reports furnished to its shareholders generally, separate financial statements shall be furnished for all Subsidiaries whose accounts are not consolidated but which at the time are "significant subsidiaries" as defined in Rule 405 of the Rules and Regulations.

            (l) The Company maintains and shall continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (m) The Company shall comply with all registration, filing and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

            (n) The Company shall make all filings required, including registration under the Exchange Act, to obtain and maintain the listing of the Units on the NASDAQ Interdealer Quotation System and the Warrants and the Common Shares on the NASDAQ National Market System, in each case upon the effectiveness of the Registration Statement.

            (o) The Company shall make reasonable efforts to acquire and maintain, for a period of three years from the Closing Date, officer and director liability insurance, at reasonable cost (as determined in the reasonable judgment of the Board) and in reasonable amounts from a responsible issuer.

            (p) The Company shall use its reasonable efforts to maintain in place the executive officers

--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      of the Company who are identified in the Registration Statement for a reasonable period of time after the Closing Date.

      5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Standby Underwriter hereunder to purchase and pay for the Underwritten Units, and to perform each of its other obligations set forth herein, are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing
Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made within the time period required by the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

            (b) You shall not have advised the Company that the Registration Statement or Effective or Final Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) On or prior to the Closing Date, you shall have received from Troop Meisinger Steuber & Pasich, LLP, counsel for the Standby Underwriter, such opinion or opinions with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you reasonably may require, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

            (d) On the Closing Date, there shall have been furnished to you the opinion (addressed to the Underwriter) of McW. Todman & Co., counsel for the Company with respect to certain matters of the law of the British Virgin Islands, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriter and stating that it may be relied upon by counsel for the Underwriter in giving their opinion, to the effect that:

                  (i) The Company is a corporation duly organized and validly existing and in good standing under the laws of the British Virgin Islands. The Company has all corporate power and authority, and all material permits of and from all British Virgin Islands' public, regulatory or governmental officials and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Prospectus and, to the best knowledge of such counsel, there are no proceedings pending or threatened relating to the revocation or modification of any such permit, nor is there any basis therefor, nor has any event occurred that allows (or which with notice or lapse of time, or both, would allow) revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit.

                  (ii) The Company has all requisite corporate power and
            authority to execute, deliver and perform each of this Agreement, the Standby Underwriter's Warrant Agreement, the Counsel's Warrant Agreement and the Warrant Agreement. Each of this Agreement, the Standby Underwriter's Warrant Agreement, the Counsel's Warrant Agreement and the Warrant Agreement have been duly and validly authorized, executed and delivered by the Company, and constitute the


--------------------------------------
Troop Meisinger Steuber & Pasich, llp
            legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally from time to time in effect and the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (iii) None of the execution, delivery and performance of this
            Agreement, the Standby Underwriter's Warrant Agreement, the Counsel's Warrant Agreement and the Warrant Agreement, the consummation of the transactions herein or therein contemplated by the Company, including the issuance, sale and delivery of the Securities provided for thereunder, nor compliance with the terms and provisions hereof and thereof, will: (A) to the best of such counsel's knowledge, conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, the Counsel's Warrants, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or other restriction of any nature whatsoever upon any property or assets of the Company or any of the Subsidiaries, pursuant to the terms of any oral or written agreement or understanding, instrument or permit known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of their respective properties or assets may be bound; or (B) violate or conflict with any provisions of the charter of the Company or any of the Subsidiaries, or any statute, rule or regulation, or to the best of such counsel's knowledge, any permit, judgment, decree, order of any court, arbitrator or similar person or any British Virgin Islands' public, governmental or other regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization or permit of or with any court, arbitrator or similar person or any British Virgin Islands' public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Standby Underwriter's Warrant Agreement, the Counsel's Warrant Agreement or the Warrant Agreement, and the consummation of the transactions herein or therein contemplated, including, without limitation, the issuance, sale and delivery of any of the Units or the Securities.

                  (iv) The authorized, issued and outstanding capital stock of the Company, is as set forth under the caption "Capitalization" in the Effective Prospectus. The Units, the Common Shares and the Warrants, the Standby Underwriter's Warrants, the Counsel's Warrant Agreement and each other authorized class of capital stock of the Company conforms in all material respects to all statements in relation thereto contained in the Effective Prospectus. The Company has a sufficient number of authorized but unissued Common Shares to enable the Company to issue, without further stockholder action, all of the Common Shares underlying the Warrants, the Standby Underwriter's Warrants and the Counsel's Warrants. The Company has reserved out of the authorized but unissued Common Shares all of the shares underlying the Units and Warrants. All of the issued and outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof. The shares to be issued or sold in accordance with the terms of this Agreement, the Units and the Warrants when paid for in accordance with this Agreement, and the Warrant Agreement, as applicable, will be duly and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. There are no preemptive fights or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any Common Shares pursuant to the Company's charter or, to the best knowledge of such counsel, any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound.

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

                  (v) To the best of such counsel's knowledge, there is no
            litigation, arbitration, action, suit, proceeding or investigation before or by any court, arbitrator or similar party or by or before any governmental agency or body, pending or threatened: (A) to which the Company, or any of the Subsidiaries is a party or which any property or assets of the Company, or any of the Subsidiaries is the subject that is required to be disclosed in the Registration Statement or the Prospectus that is not described as required; or
            (B) to which the Company or any of the Subsidiaries is a party or which any property or assets of the Company or any of the Subsidiaries is the subject that, if adversely determined, could individually or in the aggregate, have a material effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company, or any of the Subsidiaries.

                  (vi) To the best of such counsel's knowledge, neither the
            Company, nor any of the Subsidiaries is in violation of, or in default with respect to, its charter or any British Virgin Islands' law, rule, permit, regulation, order, judgment or decree applicable to or binding upon the Company or any Subsidiary or by which any of their respective assets or properties may be bound or affected, except such as are described in the Effective Prospectus and Final Prospectus or such as, individually or in the aggregate, do not now have, and in the future do not pose a significant risk of having a material adverse effect upon the business, operations, earnings, properties or condition (financial or otherwise) of the Company or any of the Subsidiaries.

                  (vii) To the best of such counsel's knowledge, no default
            exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, permit, authorization or any other material oral or written agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected.

                  (viii) The form of certificates for the Warrants attached to the Registration Statement as an exhibit has been duly adopted by the Company and conforms to all legal requirements of the British Virgin Islands.

                  (ix) To the best of such counsel's knowledge, there are no outstanding options, warrants, calls, rights or other agreements or commitments with respect to the purchase of any capital shares of the Company, other than as disclosed in the Registration Statement.

                  (x) The descriptions contained in the Registration Statement of British Virgin Islands statutes, British Virgin Islands legal and governmental proceedings or British Virgin Islands laws are accurate and complete in all material respects.

                  (xi) Under the laws of the British Virgin Islands, the
            submission by the Company to the jurisdiction of any Federal or State court sitting in the State of California, and the designation of the law of the State of California to apply to this Agreement is binding upon the Company and would be enforceable in any judicial or administrative proceeding in the British Virgin Islands if properly brought to the attention of the Court or administrative body in accordance with the laws of the British Virgin Islands.

                  (xii) Any judgment obtained in the Federal Courts of the
            United States or any State Court in the United States against the Company for a definite sum would be treated by the High Court of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that:

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

                        (A) the Federal Court of or the State court in the United States had jurisdiction in the matter:

                        (B) the judgment given by the Federal Court of or the State Court in the United States was final and conclusive;

                        (C) the judgment given by the Federal Court of or the State Court in the United States was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

                        (D) in obtaining the judgment there was no fraud on the part of the person in whose favor the judgment was given or on the part of the Federal Court of or the State Court in the United States;

                        (E) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

                        (F) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

      In rendering such opinion, such counsel may rely, as to matters of fact, to the extent it deems proper, on statements or certificates of responsible officers of the Company or the Subsidiaries, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided that copies of any such statements or certificates shall be delivered to the Standby Underwriter's counsel upon request.

            (e) On the Closing Date, there shall have been furnished to you the opinion (addressed to the Underwriters) of Wilkinson & Grist, counsel for the Company with respect to certain matters of Hong Kong law, dated the Closing Date and in form and substance satisfactory to counsel for the Standby Underwriter and stating that it may be relied upon by counsel for the Standby Underwriter in giving their opinion, to the effect that:

                  (i) Each of Nam Tai Management Services Limited, Nam Tai
            Electronic & Electrical Products Limited, Nam Tai Supplies Limited, Nam Tai Electronic Co. Limited, Nam Taft Electronic Manufacturing Limited, Nam Tai Finance Services Limited, and Zastron Limited (collectively, the "HK Subsidiaries") are corporations duly organized and validly existing under the laws of the Colony of Hong Kong. Except for such of the HK Subsidiaries that are dormant and without assets, each of the HK Subsidiaries has full corporate power and authority, and all material permits of and from all Hong Kong public, regulatory or governmental officials or bodies, to own, lease and operate its respective properties and conduct its respective business in the manner currently conducted and as proposed to be conducted and, to the best of our knowledge, except for such of the HK Subsidiaries that are dormant and without assets, there are no proceedings pending or threatened relating to the revocation or modification of any such permit, nor is there any basis therefor, nor has any event occurred that allows (or which with notice or lapse of time, or both, would allow) revocation or termination thereof or result in any other impairment of the right of the holder of any such permit.

                  (ii) All of the issued and outstanding capital stock of each of the HK Subsidiaries has been duly and validly authorized and issued, is fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive rights contained in the Articles of Association of the relevant HK Subsidiary and is owned directly by the Company or by one of the

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

            Company's wholly owned Hong Kong subsidiaries, to the best of our knowledge, free and clear of any lien, encumbrance, claim security interest, restriction on transfer (except for restrictions imposed under the Securities Act or applicable state or foreign securities laws).

                  (iii) The descriptions contained in the Registration Statement of Hong Kong statutes, Hong Kong legal and governmental proceedings or Hong Kong laws are accurate and complete in all material respects.

                  (iv) Under the laws of the Colony of Hong Kong, the submission by the Company or any HK Subsidiary to the jurisdiction of any Federal or State court sitting in the State of California, and the designation of the law of the State of California to apply to the Standby Underwriting Agreement is binding upon the Company and each HK Subsidiary and would be enforceable in any judicial or administrative proceeding in the Colony of Hong Kong if properly brought to the attention of the Court or administrative body in accordance with the laws of the Colony of Hong Kong.

                  (v) To the best of our knowledge (based upon examination of each of the HK Subsidiaries' statutory books, records maintained by the Registrar of Companies and available for inspection in respect of each of the HK Subsidiaries, and our files), there are no outstanding options, warrants, calls, fights or other agreements or commitments with respect to the purchase of any capital stock of any of the HK Subsidiaries, other than as disclosed in the Registration Statement.

      In rendering such opinion, such counsel may rely, as to matters of fact, to the extent it deems proper on statements or certificates of responsible officers of the Company or the Subsidiaries, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided that copies of any such statements or certificates shall be delivered to the Standby Underwriter's counsel upon request.

            (f) On the Closing Date, there shall have been furnished to you the opinion (addressed to the Standby Underwriter) of Ladner Downs, counsel for the Company's Canadian subsidiary with respect to certain matters of Canadian law, dated the Closing Date and in form and substance satisfactory to counsel for the Standby Underwriter and stating that it may be relied upon by counsel for the Standby Underwriter in giving their opinion, to the effect that:

                  (i) Nam Tai Electronics (Canada) Limited ("NOT Canada"), is a
            corporation duly organized and validly existing under the federal laws of Canada. NOT Canada has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                  (ii) NOT Canada's authorized share capital consists of an
            unlimited number of shares. NOT Canada's issued share capital consists of 450,000. All of the issued and outstanding capital stock of NOT Canada has been duly and validly authorized and issued, is fully paid and nonassessable and has not been issued and is not owned or held in violation of any preemptive rights contained in its Articles of Information or under the Canada Business Corporation Act. Of the issued and outstanding share capital of NOT Canada, the Company is the registered owner of 300,000 shares.

                  (iii) To the best of such counsel's knowledge, there are no outstanding options, warrants, calls, rights or other agreements or commitments with respect to the purchase of any capital stock of NOT Canada, other than as disclosed in the Registration Statement.


--------------------------------------
Troop Meisinger Steuber & Pasich, llp

                  (iv) To the best of such counsel's knowledge, NOT Canada has all material permits of and from all Canadian public, regulatory or governmental officials or bodies, to own, lease and operate its properties and conduct is business as described in the Registration statement and there are no proceedings pending or threatened relating to the revocation or modification of any such permit nor is there any basis therefor, nor has any event occurred that allows (or with which notice or lapse of time, or both, would allow) revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit.

                  (v) NOT Canada is not in breach or violation of (i) its
            memorandum or articles of association, (ii) any agreement, instrument, order, writ, judgment or decree to which such corporation is a party or to which its assets or property are subject, or (iii) any consent, approval, authorization or other similar action required under Canadian law in connection with the conduct of its business.

                  (vi) Under the laws of British Columbia and the federal laws of Canada applicable therein, the submission by the Company or NOT Canada to the jurisdiction of any Federal or State court sitting in the State of California, and the designation of the law of the State of California to apply to this Agreement is binding upon the Company and NOT Canada and would be enforceable in any judicial or administrative proceeding in Canada if properly brought to the attention of the Court or administrative body in accordance with the laws of Canada.

                  (vii) Subject to certain time limitations, a Canadian court may declare a civil judgment rendered outside of Canada enforceable.

      In rendering such opinion, such counsel may rely, as to matters of fact, to the extent it deems proper, on statements or certificates of responsible officers of the Company or the Subsidiaries, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided that copies of any such statements or certificates shall be delivered to the Standby Underwriter's counsel upon request.

            (g) On the Closing Date, there shall have been furnished to you the opinion (addressed to the Underwriters) of counsel for the Company licensed in the People's Republic of China, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters and covering such matters concerning the Company's Chinese subsidiaries, assets and property, as well as matters of Chinese law, as may be reasonably requested by the Standby Underwriter.

      In rendering such opinion, such counsel for the Company shall state that it has reviewed the Registration Statement and the Prospectus, and no facts have come to the attention of such counsel to give such counsel reason to believe that the Registration Statement, at the time it became effective (or if any amendment thereof or supplement thereto is made prior to the Closing Date, as of the date of such amendment or supplement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time the Registration Statement became effective (or if any amendment thereof is made prior to the Closing Date, as of the date of such amendment) and at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial statistical data included therein).

      In rendering such opinion, such counsel may rely, as to matters of fact, to the extent it deems proper, on statements or certificates of responsible officers of the Company or the Subsidiaries, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of


--------------------------------------
Troop Meisinger Steuber & Pasich, llp
documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided that copies of any such statements or certificates shall be delivered to the Standby Underwriter's counsel upon request.

            (h) On the Closing Date, there shall have been furnished to you the opinion (addressed to the Underwriter) of Freshman, Marantz, Orlanski, Cooper & Klein, counsel for the Company, dated the Closing Date and in form and substance satisfactory to counsel for the Standby Underwriter and stating that it may be relied upon by counsel for the Standby Underwriter in giving their opinion, to the effect that:

                  (i) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction of the United States in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification or licensing necessary, except where such failures so to qualify or be sc licensed in the aggregate would not have a material adverse effect on the business, operations, earnings, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect").

                  (ii) Neither the execution, delivery and performance of this
            Agreement, the Warrant Agreement, Standby Underwriter's Warrant Agreement or the Counsel's Warrant Agreement, the consummation of the transactions herein or therein contemplated by the Company including the distribution of the Rights, the issuance, sale and delivery of the Units to be sold hereunder or under the Standby Underwriter's Warrant Agreement or the Counsel's Warrant Agreement, nor compliance with the terms and provisions hereof and thereof, will: (A) to the best of such counsel's knowledge, conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or other restriction of any nature whatsoever upon any property or assets of the Company or any of the Subsidiaries, pursuant to the terms of any oral or written agreement or understanding, instrument or permit known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of their respective properties or assets may be bound; or (B) violate or conflict with any provisions, or any applicable statute, rule or regulation of the United States or any state thereof, or to the best of such counsel's knowledge, any permit, judgment, decree, order of any court, arbitrator or similar person or any public, governmental or other regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization or permit of or with any court, arbitrator or similar person or any United States public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Warrant Agreement, the Standby Underwriter's Warrant Agreement or the Counsel's Warrant Agreement, and the consummation of the transactions herein or therein contemplated, including, without limitation, the distribution of the Rights, the issuance, sale and delivery of the Units, the Warrants and the Common Shares except the registration of the Rights and the Securities under the Securities Act and the delivery of a prospectus required by Section 10(a)(3) of the Securities Act and such permits as may be required by the NASD, or under state and foreign securities or "Blue Sky" laws in connection with the purchase and distribution of the Underwritten Units by the Standby Underwriter (as to which such counsel need express no opinion).

                  (iii) To the best of such counsel's knowledge, the Units, the
            Common Shares and the Warrants, the Standby Underwriter's Warrants, the Counsel's Warrants and each other authorized class of capital stock of the Company conforms in all material respects to all statements in relation thereto contained in the Effective Prospectus. Except for the rights and options to purchase up to

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

            [300,000] Common Shares that may be granted under the Company's employee benefit plans, there are no preemptive rights or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any Common Shares set forth in the Company's charter or, to the best knowledge of such counsel, any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound.

                  (iv) To the best of such counsel's knowledge, there is no
            litigation, arbitration, action, suit, proceeding or investigation before or by any court, arbitrator or similar party or by or before any governmental agency or body, domestic or foreign, pending or threatened: (A) to which the Company, or any of the Subsidiaries is a party or which any property or assets of the Company, or any of the Subsidiaries is the subject that is required to be disclosed in the Registration Statement or the Prospectus that is not described as required; or (A) to which the Company or any of the Subsidiaries is a party or which any property or assets of the Company or any of the Subsidiaries is the subject that, if adversely determined, could individually or in the aggregate, have a Material Adverse Effect.

                  (v) Nothing has come to such counsel's attention that causes them to believe that either the Company, or any of the Subsidiaries is in violation of, or in default with respect to, its charter or bylaws or any law, rule, permit, regulation, order, judgment or decree applicable to or binding upon the Company or any Subsidiary or by which any of their respective assets or properties may be bound or affected, except such as are described in the Registration Statement and the Effective Prospectus or such as, individually or in the aggregate, do not now have, and in the future do not pose a significant risk of having a Material Adverse Effect.

                  (vi) To the best of such counsel's knowledge, all contracts, agreements, leases or licenses, oral or written, and other documents required to be described in or filed as exhibits to the Registration Statement or the Prospectus have been so described or filed in the Registration Statement and the Effective Prospectus, or an amendment or supplement thereto.

                  (vii) To the best of such counsel's knowledge, no default
            exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, not, bank loan or credit agreement, lease, permit, authorization or any other material oral or written agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected.

                  (viii) This Standby Underwriting Agreement, the Warrant
            Agreement, the Standby Underwriter's Warrant Agreement and the Counsel's Warrant Agreement have each been duly authorized, executed and delivered by the Company and each constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnify and/or contribution may be limited by federal or state securities laws or the public policy underlying such laws and except as enforcement (A) may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (B) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ix) The Registration Statement and the Final Prospectus and
            any amendments or supplements thereto (other than the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion), on the date the Registration Statement became effective and upon the filing of the Final Prospectus and any

--------------------------------------
Troop Meisinger Steuber & Pasich, llp
            amendments or supplements thereto complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations promulgated thereunder.

                  (x) The Registration Statement and all post-effective
            amendments thereto filed prior to the Closing Date have become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission or any "Blue Sky" or securities authority of any jurisdiction.

      In rendering such opinion, such counsel for the Company shall state that in participating the preparation of the Registration Statement and the Final Prospectus, and in conferences with the officers and other representatives of and accountants for the Company and with the Representatives and Underwriter's Counsel, at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed, no facts have come to the attention of such counsel to give such counsel reason to believe that the Registration Statement, at the time it became effective (or if any amendment thereof is made prior to the Closing Date, as of the date of such amendment), and at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial statistical data included therein).

      In rendering such opinion, such counsel may rely, as to matters of fact (except such firm's knowledge), to the extent it deems proper, on statements or certificates of responsible officers of the Company or the Subsidiaries, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided that copies of any such statements or certificates shall be delivered to the Standby Underwriter's counsel upon request.

            (i) There shall have been furnished to you a certificate, dated the Closing Date and addressed to you, signed by the President and by the Financial Controller of the Company to the effect that (i) the representations and warranties of the Company contained in this Standby Underwriting Agreement are true and correct as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or threatened; (iii) all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; (iv) the signers of said certificate have carefully examined the Registration Statement and the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;, and (v) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Effective Prospectus and the Final Prospectus which has not been so set forth.

            (j) Since the effective date of the Registration Statement, the Company shall not have sustained any loss by fire, flood, accident or other calamity, nor shall it have become a party to or the subject of any litigation, individually or in the aggregate, which is material to the Company, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position or net worth of the Company, whether or not arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it inadvisable to proceed with the delivery and purchase of the Standby Underwriter's Warrants, the Counsel's Warrants or the Underwritten Units.

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

            (k) On the date of this Standby Underwriting Agreement and on the Closing Date you shall have received a letter from Price Waterhouse independent accountants, dated such date and Closing Date, respectively, addressed to you as Representative, to the effect that:

                  (i) It is an independent certified public accountant with
            respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations.

                  (ii) In its opinion, the financial statements and notes
            thereto of the Company examined by it and contained in the Effective and Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations.

                  (iii) On the basis of its procedures and inquiries as
            specified in its letters, nothing has come to its attention to cause it to believe that:

                        (1) The unaudited financial statements of the Company
                  contained in the Effective and Final Prospectus (x) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations, or (y) are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements:

                        (2) The data included in the Effective and Final
                  Prospectus under the caption "Selected Financial Data" do not agree with the corresponding amounts in the audited and unaudited financial statements for an ad as to the end of each of the periods then ended; and

                        (3) At a specified date not more than five business days
                  prior to the date of such letter, (x) there was any change in the capital stock or long-term debt of the Company or any decrease in net current assets or net assets or shareholders' equity, in each ease as compared with the corresponding amounts shown in the June 30, 1997 balance sheet contained in the Effective and Final Prospectus, or (y) for the period from __________ __, 199_ to the specified date referred to above, as compared with the corresponding period in the prior year, there was any decrease in sales, net income or income per share, except in all instances for changes or decreases which the Effective and Final Prospectus discloses have occurred or may occur, or if there was any change or decrease, setting forth the amount of such change or decrease.

                  (iv) It has compared the information expressed in amounts, dollar amounts and percentages derived therefrom, and other financial information pertaining to the Company set forth in the Effective and Final Prospectus specified by you, in each case to the extent such information was obtained or derived from the general accounting records of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures set forth in such letters, and found by it to be in agreement.

            (l) At or prior to the Closing Date, you shall have received the Lock-Up Agreements described in the last sentence of Section 4(f) hereof.

            (m) You shall have been furnished all additional documents and certificates as you may reasonably request.

      All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only

--------------------------------------
Troop Meisinger Steuber & Pasich, llp
if they are reasonably satisfactory in form and substance to you and to counsel for the Standby Underwriter. The Company shall furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Standby Underwriting Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date, by you. Any such cancellation shall be without liability of the Standby Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

      6.    INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company shall indemnify and hold harmless the Standby Underwriter, each of its Subsidiaries, officers, directors, employees, agents and counsel, and each person, if any, who controls the Standby Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any loss, claim, damage or liability, joint or several, to which such Standby Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action with respect thereto) arises out of or is based upon
      (i) any untrue statement or alleged untrue statement of a material fact made by the Company in Section 1 or 2 hereof, or (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Effective or Final Prospectus or any amendment or supplement thereto, or
      (B) in any blue sky application or other document executed by the Company specifically for that purpose or based upon information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (iii) the omission or alleged omission to state in the Registration Statement. any Pre-Effective Prospectus, the Effective or Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company shall reimburse the Standby Underwriter for any reasonable legal or reasonable other expenses as incurred by the Standby Underwriter in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arising out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Standby Underwriter specifically for use in the preparation of the Registration Statement, any Pre-Effective Prospectus, the Effective or Final Prospectus or any amendment or supplement thereto, or any Blue Sky Application; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Pre-Effective Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Standby Underwriter to the extent that any such loss, claim, damage, liability or expense of the Standby Underwriter or controlling person results from the fact that a copy of the Final Prospectus was not sent or given to such person at or prior to the written confirmation of sale of the Underwritten Securities as required by the Securities Act, and if the untrue statement or omission has been corrected in the Final Prospectus, unless such failure to deliver the Final Prospectus was a result of noncompliance by the Company with its obligations under Section 4(c) hereof.

            (b) The Standby Underwriter shall indemnify and hold harmless the Company against any loss, claim, damage or liability to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action with respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, the Pre-Effective Prospectus, the Effective or Final Prospectus or any amendment


--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, any Pre-Effective Prospectus, the Effective or Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof; and the Standby Underwriter shall reimburse any legal or other expenses as and when reasonably incurred by the Company in connection with investigating, defending against, settling, compromising or paying any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Standby Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim with respect thereto is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; and the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under such subsection. If any such claim or action is brought against an indemnified party, it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that you shall have the right to employ counsel to represent you against the Company under such subsection if, in your reasonable judgment, it is advisable for you to be represented by separate counsel, and in that event the reasonable legal fees and expenses of one such separate counsel shall be paid by the Company.

            (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection 6(a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (c) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Standby Underwriter from the offer and sale of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Standby Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative respective benefits received by the Company and the Standby Underwriter shall be deemed to be in the same proportion that the total net proceeds from the offer and sale of the Underwritten Securities (before deducting expenses) received by the Company, on the one hand, and the total standby fees received by the Standby Underwriter, on the other hand, bear to one another, in each ease as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or the Standby Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Standby Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or


--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Standby Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Units purchased by it and distributed to the public exceeds the amount of any damages that the Standby Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it with respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 6(c) above).

            (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Standby Underwriter within the meaning of the Securities Act. The obligations of the Standby Underwriter under this Section 6 shall be in addition to any liability that the Standby Underwriter may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

      7.    EFFECTIVE DATE AND TERMINATION.

            (a) This Standby Underwriting Agreement shall become effective at 8:00 A.M., Los Angeles time, on the earlier of (i) the first full Business Day following the date the Registration Statement becomes effective. or
      (ii) the day on which you release the Underwritten Units for sale to the public. You shall notify the Company immediately after you have taken any action that causes this Standby Underwriting Agreement to become effective. Until this Standby Underwriting Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to you or by you by giving notice as hereinafter provided to the Company, except that the provisions of Section 4(i) and Section 6 shall at all times be effective. For purposes of this Standby Underwriting Agreement, the release of the Underwritten Units for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Underwritten Units to securities dealers or release for publication a newspaper advertisement relating to the Units, whichever occurs first.

            (b) Until the Closing Date, this Standby Underwriting Agreement may be terminated by you by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, in material respects to perform any agreement on its part to be performed hereunder, (ii) any other material condition of the obligations of the Standby Underwriter hereunder is not fulfilled; (iii) trading in or reporting of securities generally on the New York Stock Exchange, the NASDAQ National Market System or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general banking moratorium shall have been declared by federal or state authorities; or (v) if in your sole judgment there shall have been such a material adverse change in general economic, political or financial conditions or if in your sole judgment there shall have been a material adverse change in

--------------------------------------
Troop Meisinger Steuber & Pasich, llp
      international conditions, the effect of which on the financial market in the United States shall be such as makes it inadvisable to proceed with the delivery of any of the Underwritten Units. Any termination of this Underwriting Agreement pursuant to this Section 7 shall be without liability on the part of the Company or the Standby Underwriter, except as otherwise provided in Section 4(i) and Section 6 hereof.

      Any notice referred to above may be given at the address specified in
Section 9 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

      8. SURVIVAL OF INDEMNITIES, CONTRIBUTION, WARRANTIES AND REPRESENTATIONS. The indemnity and contribution agreements contained in Section 6 and the representations, warranties and agreements of the Company in Sections 1, 2, 4 and 5 shall survive the delivery of the Warrants or Units to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Underwriting Agreement or any investigation made by or on behalf of any indemnified party.

      9. NOTICES. Except as otherwise provided in this Underwriting Agreement, whenever notice is required by the provisions hereof to be given to: (a) the Company, such notice shall be in writing addressed to the Company at 9/F, Houtex Industrial Building, 16 Hung To Road, Kwun Tong, Kowloon, Hong Kong, Attention:
__________, President with a copy to Nam Tai Electronics (Canada) Ltd., 999 West Hastings Street, Suite 530, Vancouver, British Columbia V6C 2W2, Canada,
Attention: M. K. Koo; and (b) to the Standby Underwriter, such notice shall be in writing addressed to Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, 9th Floor, Beverly Hills, California 90212, Attention: Richard A. Rappaport.

      10. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth (i) on the front cover page with respect to price, Standby Fees and terms of the offering, the last paragraph on the inside front cover page with respect to stabilization, that the Standby Underwriter has no policy of permitting waivers of lock-up agreements and under the caption "Standby Underwriting" in any Pre-Effective Prospectus and in the Effective Prospectus and the Final Prospectus, and (ii) the portion of the amount reflected under "Blue Sky" fees and expenses (including those of counsel included in "Legal Fees") in Item 13 of Part H of the Registration Statement representing the blue sky filing fees and estimated legal fees and expenses of counsel for the Standby Underwriter in connection with registration of the Securities for sale in various states, constitute the written information furnished by or on behalf of any Standby Underwriter referred to in paragraphs Co) and (c) of Section 1 hereof and in paragraphs (a) and Co) of Section 6 hereof, and are true and correct in all material respects.

      11. PARTIES. Except for the provisions of Section 14, which provisions alone are intended to benefit persons who purchase the Underwritten Units directly from the Standby Underwriter, this Standby Underwriting Agreement is made solely for the benefit of the Standby Underwriter and the Company and may officer, director or controlling person referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Standby Underwriting Agreement. The term 'successors and assigns," as used in this Standby Underwriting Agreement, shall not include any purchaser of any of the Underwritten Units from the Standby Underwriter under this Agreement merely by reason of such purchase.

      12. DEFINITION OF "BUSINESS DAY "AND "SUBSIDIARY." For purposes of this Standby Underwriting Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, and Co) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

      13. GOVERNING LAW. THIS STANDBY UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICT OF LAWS PRINCIPLES THEREOF.

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

      14. SUBMISSION TO JURISDICTION AND WAIVER OF IMMUNITY AND INCONVENIENT FORUM. The Company acknowledges, consents and agrees that any and all disputes arising in connection with this Standby Underwriting Agreement and the transactions contemplated by this Standby Underwriting Agreement, including the offer and sale of the Units, may be brought in any state or federal court of record in located in Los Angeles County, State of California. By its signature to this Standby Underwriting Agreement, the Company irrevocably submits to the jurisdiction of the state and federal courts located in Los Angeles County, State of California in any legal action or proceeding relating to this Standby Underwriting Agreement and the transactions contemplated by this Standby Underwriting Agreement, including the offer and sale of the Underwritten Units.

      The Company irrevocably waives all immunity from jurisdiction, attachment and execution, whether on the basis of sovereignty or otherwise, to which it might otherwise be entitled in any legal action or proceeding in any state or federal court located in Los Angeles County, State of California. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to any suit, action or proceeding relating to this Standby Underwriting Agreement and the transactions contemplated by this Standby Underwriting Agreement, including the offer and sale of the Securities being brought in the federal or state courts located in Los Angeles County, State of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      The provisions of this Section 14 are also intended to benefit those persons who acquire the Underwritten Units directly from the Standby Underwriter.

      15. COUNTERPARTS. This Standby Underwriting Agreement may be signed in one or more counterpart, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Please confirm, by signing and returning to us counterparts of this Standby Underwriting Agreement, that the foregoing correctly sets forth the agreement among the Company and the Standby Underwriter.

--------------------------------------
Troop Meisinger Steuber & Pasich, llp

                                          Very truly yours,

                                          "COMPANY"

                                          NAM TAI ELECTRONICS, INC.

                                          By:
                                               --------------------------------
                                               M.K. Koo
                                          Its: Chief Executive Officer and
                                               President

Confirmed and accepted as of the date first above mentioned:

JOSEPH CHARLES & ASSOCIATES, INC.

By:
     -------------------------------------

Its:
     -------------------------------------

      In consideration of the execution of this Agreement by H.J. Meyers & Co., Inc., the Undersigned hereby agree to exercise in full all of our Rights (without regard to any oversubscription fights we may have).


                                          -------------------------------------
                                                       M.K. Koo



                                          -------------------------------------
                                                     Tadao Murakami


--------------------------------------
Troop Meisinger Steuber & Pasich, llp